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                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement on Form S-3 and related Prospectus of PSS World Medical, Inc. for the registration of 787,500 shares of its common stock and to the incorporation by reference therein of our report dated June 30, 1998, with respect to the consolidated financial statements of Gulf South Medical Supply, Inc. for the year ended December 31, 1997, included in PSS World Medical, Inc.'s Annual Report on Form 10-K for the fiscal year ended April 3, 1998.


                                                  Ernst & Young LLP


Jackson, Mississippi
January 7, 1999